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                                                                   EXHIBIT 23.01

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 17, 1999 (except with respect to the matters discussed in Note 14, as to which the date is March 19, 1999) included in this Form 10-K into Crescent Real Estate Equities Company's previously filed Registration Statements File No. 33-91438, No. 33-92548, No. 333-03450, No. 333-03452, No. 333-08454, No. 333-13521, No. 333-21905, No. 333-23005, No.
333-33893, No. 333-37273, No. 333-38071, No. 333-37565, No. 333-41049, No.
333-37553, No. 333-47563, No. 333-42417, and No. 333-57863.

                                       ARTHUR ANDERSEN LLP

Dallas, Texas
 March 30, 1999